Exhibit 99.1
Biodel Inc. Reports Second Quarter Fiscal Year 2009 Financial Results
DANBURY, Conn., May 7, 2009 — Biodel Inc. (Nasdaq: BIOD) today reported financial results for the second quarter ended March 31, 2009 and provided an update on recent progress with its lead product candidate, VIAject®.
Second Quarter Fiscal Year 2009 Financial Results
Biodel reported a net loss for the quarter ended March 31, 2009 of $11.6 million, or $0.49 per share, compared to a net loss of $9.6 million, or $0.43 per share, for the comparable period in the prior year.
Research and development expenses were $8.4 million for the three months ended March 31, 2009, compared to $7.1 million for the same period in the prior year. The increase in quarterly expenses was primarily due to costs related to increases in commercial supply inventory for VIAject®, which were offset by decreases in clinical trial expenses. Research and development expenses for the three months ended March 31, 2009 include $0.4 million in stock-based compensation expense related to options granted to employees.
General and administrative expenses totaled $3.4 million for the three months ended March 31, 2009, compared to $3.5 million for the same period in the prior year. General and administrative expenses for the three months ended March 31, 2009 include $1.0 million in stock-based compensation expense related to options granted to employees.
Biodel did not recognize any revenue during the second quarter of fiscal years 2009 and 2008.
At the end of March 2009, Biodel had cash, cash equivalents and marketable securities of $72.1 million and 23.7 million shares outstanding.
Product Development Update
During the quarter, Biodel announced its plan to submit a new drug application (NDA) to the U.S. Food and Drug Administration during the second half of calendar year 2009 for approval to market VIAject® for the treatment of diabetes. The NDA will be based upon results from multiple pharmacokinetic and pharmacodynamic studies, studies of VIAject® in patients with Type 1 and Type 2 diabetes on post-prandial glycemic control compared to regular human insulin and the rapid-acting analog, Humalog®, as well as the two completed Phase 3 studies of VIAject® in patients with Type 1 and Type 2 diabetes.

Biodel is now preparing its NDA submission and initiating studies designed to further differentiate the therapeutic potential of VIAject® from existing rapid-acting prandial insulins. In addition, Biodel plans to present new information regarding VIAject®‘s mechanism of absorption and effects on microvascular function in poster sessions next month at the American Diabetes Association’s 69th Scientific Sessions in New Orleans.
Conference Call and Webcast Information
Biodel’s senior management will host a conference call on May 7, 2009 beginning at 5:00 pm Eastern Daylight Time to discuss these results and provide a company update. Live audio of the conference call will be available to investors, members of the news media and the general public by dialing +1 888-430-8694 (United States) or +1 719-325-2499 (international). To access the call by live audio webcast, please log on to the Investor section of the Company’s website at www.biodel.com. An archived version of the audio webcast will be available at Biodel’s website.
About Biodel Inc.
Biodel Inc. is a specialty biopharmaceutical company focused on the development and commercialization of innovative treatments for endocrine disorders, such as diabetes and osteoporosis. Biodel’s product candidates are developed using VIAdelTM technology, which reformulates existing FDA-approved peptide drugs. For further information regarding Biodel, please visit the company’s website at www.Biodel.com.
Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our management’s judgment regarding future events. All statements, other than statements of historical facts, including statements regarding our strategy, future operations, future clinical trial results, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The company’s forward-looking statements are subject to a number of known and unknown risks and uncertainties that could cause actual results, performance or achievements to differ materially from those described or implied in the forward-looking statements, including, but not limited to, our ability to have our VIAject® NDA accepted for filing by the FDA; our ability to secure FDA approval for VIAject® and our other product candidates under Section 505(b)(2) of the Federal Food, Drug, and Cosmetic Act; our ability to market, commercialize and achieve market acceptance for product candidates developed using our VIAdel™ technology, particularly VIAject®; the progress or success of our research, development and clinical programs and the initiation and completion of our clinical trials; the FDA’s findings regarding data anomalies observed in India in our Phase III clinical trial of VIAject® for patients with Type 1 diabetes; our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others; our estimates of future performance; our ability to enter into collaboration arrangements for the commercialization of our product candidates and the success or failure of those collaborations after consummation, if consummated; the rate and degree of market acceptance and clinical utility of our products; our commercialization, marketing and manufacturing capabilities and strategy; our estimates regarding anticipated operating losses, future revenues, capital requirements and our needs for additional financing; and other factors identified in our Quarterly Report on Form 10-Q for the quarter ended December 31, 2008. The company disclaims any obligation to update any forward-looking statements as a result of events occurring after the date of this press release.

BIOD-G

Biodel Inc.
(A Development Stage Company)
Balance Sheets
(in thousands, except share and per share amounts)

	September 30,	March 31,
	2008	2009
		(unaudited)
ASSETS
Current:
Cash and cash equivalents	$64,731	$60,025
Marketable securities, available for sale	25,552	12,042
Taxes receivable	1,988	2,145
Prepaid and other assets	1,130	875

Total current assets	93,401	75,087
Property and equipment, net	3,931	3,589
Intellectual property, net	59	57
Other assets	120	—

Total assets	$97,511	$78,733

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current:
Accounts payable	$813	$611
Accrued expenses:
Clinical trial expenses	4,163	5,150
Payroll and related	1,420	885
Accounting and legal fees	509	420
Severance expense	268	393
Other	839	586
Income taxes payable	1,012	1,116

Total current liabilities	9,024	9,161

Commitments

Stockholders’ equity:
Preferred stock, $0.01 par value; 50,000,000 shares authorized	—	—
Common stock, $0.01 par value; 100,000,000 shares authorized; 23,698,558 and 23,721,169 shares issued and outstanding	237	237
Additional paid-in capital	171,506	174,160
Accumulated other comprehensive (loss) income	(62)	22
Deficit accumulated during the development stage	(83,194)	(104,847)

Total stockholders’ equity	88,487	69,572

Total liabilities and stockholders’ equity	$97,511	$78,733

Biodel Inc.
(A Development Stage Company)
Condensed Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

					December 3,
					2003
	Three Months Ended		Six Months Ended		(inception) to
	March 31,		March 31,		March 31,
	2008	2009	2008	2009	2009
Revenue	$—	$—	$—	$—	$—

Operating expenses:

Research and development	7,105	8,361	14,650	16,396	74,122

General and administrative	3,532	3,435	7,664	5,716	31,367

Total operating expenses	10,637	11,796	22,314	22,112	105,489

Other (income) and expense:

Interest and other income	(1,111)	(78)	(1,783)	(320)	(5,423)

Interest expense	—	—	—	—	78

Loss on settlement of debt	—	—	—	—	627

Operating loss before tax provision (benefit)	(9,526)	(11,718)	(20,531)	(21,792)	(100,771)

Tax provision (benefit)	31	(89)	53	(139)	(984)

Net loss	(9,557)	(11,629)	(20,584)	(21,653)	(99,787)

Charge for accretion of beneficial conversion rights	—	—	—	—	(603)

Deemed dividend — warrants	—	—	—	—	(4,457)

Net loss applicable to common stockholders	$(9,557)	$(11,629)	$(20,584)	$(21,653)	$(104,847)

Net loss per share — basic and diluted	$(0.43)	$(0.49)	$(0.97)	$(0.91)

Weighted average shares outstanding — basic and diluted	22,045,400	23,717,800	21,116,654	23,698,558